Exhibit 99.1

Emerge Energy Services Announces Second Quarter 2017 Results

Fort Worth, Texas — August 3, 2017 — Emerge Energy Services LP (“Emerge Energy”) today announced second quarter 2017 financial and operating results.

Highlights

•	Total volumes sold increased 11.3% from 1,251 thousand tons in the first quarter of 2017 to 1,392 thousand tons in the second quarter of 2017.

•	Net loss improved $5.3 million from $(11.4) million for the first quarter of 2017 to $(6.1) million for the second quarter of 2017.

•	Adjusted EBITDA improved $7.4 million from $68 thousand for the first quarter of 2017 to $7.5 million for the second quarter of 2017.

Overview

Emerge Energy reported net loss of $(6.1) million, or $(0.20) per unit, for the three months ended June 30, 2017 compared to a net loss of $(22.9) million, or $(0.95) per unit, for the three months ended June 30, 2016.  Adjusted EBITDA was $7.5 million for the three months ended June 30, 2017 compared to $(9.1) million for the three months ended June 30, 2016. Emerge Energy generated Distributable Cash Flow of $2.6 million for the three months ended June 30, 2017.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

The results of operations of the Fuel business have been classified as discontinued operations for all periods presented and we now operate our continuing business in a single sand segment.
Emerge Energy will not make a cash distribution on its common units for the three months ended June 30, 2017 as the board of directors of its general partner did not approve a cash distribution and it is restricted from making distributions to its common unitholders under its amended credit agreement.
“During the second quarter, we built on our positive momentum that started earlier this year,” said Ted W. Beneski, Chairman of the board of directors of the general partner of Emerge Energy.  “The frac sand industry remains one of the strongest growth areas in oil and gas completions activity. We have approached full utilization at our Wisconsin plants, so we are excited about growing the business through the expansion of our newly acquired San Antonio in-basin operation. With industry demand still outstripping supply, especially on the finer grades, prices for sand have continued to rise as we begin the second half of the year. Our volumes increased by 11.3% sequentially to 1,392 thousand tons, which reflects another record quarter. Our northern white volumes in the second quarter were partially constrained by railroad congestion from the Class I carriers due to the high volume of shipments that have surpassed prior peak periods. We are working closely with our logistics partners to resolve the bottlenecks during this period of surging demand. We are also pleased to announce that our San Antonio plant commenced frac sand operations at the end of July. Our improved capabilities of producing in-basin frac sand and the market’s strong underlying fundamentals have Emerge Energy very well positioned for a successful second half of the year.”

Conference Call

Emerge Energy will host its 2017 second quarter results conference call on Thursday, August 3, 2017 at 3:00 p.m. CT.  Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 49387406.  An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section.  A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 49387406.

Operating Results

 The following table summarizes Emerge Energy’s consolidated operating results for the three and six months ended June 30, 2017 and 2016 and three months ended March 31, 2017:

	Three Months Ended			Six Months Ended June 30,
	June 30, 2017	March 31, 2017	June 30, 2016	2017	2016

	($ in thousands)
Revenues	$82,602	$75,344	$24,825	$157,946	$54,495
Operating expenses
Cost of goods sold (excluding depreciation, depletion and amortization)	71,428	72,311	38,354	143,739	82,144
Depreciation, depletion and amortization	5,675	4,656	4,870	10,331	9,777
Selling, general and administrative expenses	6,850	5,878	4,459	12,728	11,234
Contract and project terminations	—	—	10	—	4,036
Total operating expenses	83,953	82,845	47,693	166,798	107,191
Operating income (loss)	(1,351)	(7,501)	(22,868)	(8,852)	(52,696)
Other expense (income)
Interest expense, net	5,082	3,198	5,283	8,280	9,877
Other	(3,008)	691	(2)	(2,317)	(3)
Total other expense	2,074	3,889	5,281	5,963	9,874
Income (loss) from continuing operations before provision for income taxes	(3,425)	(11,390)	(28,149)	(14,815)	(62,570)
Provision (benefit) for income taxes	—	—	1	—	21
Net income (loss) from continuing operations	(3,425)	(11,390)	(28,150)	(14,815)	(62,591)
Income (loss) from discontinued operations, net of taxes	(2,657)	—	5,253	(2,657)	5,479
Net income (loss)	$(6,082)	$(11,390)	$(22,897)	$(17,472)	$(57,112)
Adjusted EBITDA (a)	$7,534	$68	$(9,080)	$7,602	$(18,593)
Adjusted EBITDA from Continuing operations (a)	$7,534	$68	$(16,028)	$7,602	$(29,010)

Volume of frac sand sold (tons in thousands)	1,284	1,245	392	2,529	815
Volume of non - frac sand sold (tons in thousands)	108	6	7	114	23
Total volume of sand sold (tons in thousands)	1,392	1,251	399	2,643	838

Volume of frac sand produced (tons in thousands) (b):
Arland, Wisconsin facility	508	368	—	876	—
Barron, Wisconsin facility	518	532	391	1,050	711
New Auburn, Wisconsin facility	302	317	11	619	180
Kosse, Texas facility	47	65	26	112	43
Total volume of frac sand produced	1,375	1,282	428	2,657	934
(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
(b) Emerge Energy commenced frac sand production in the San Antonio facility in July 2017.
Continuing Operations

Net loss and Adjusted EBITDA from continuing operations improved in the second quarter of 2017 compared to the first quarter of 2017. This improvement was due to an increase in total volumes sold, higher sales prices and lower production costs on a per ton basis. Production costs on a per ton basis in the first quarter of 2017 were higher due to costs incurred to start the wet plants back up from the winter months and expense incurred to pull railcars out of storage to meet additional volumes.

This improvement in net loss and Adjusted EBITDA in the second quarter of 2017 was offset by higher selling, general and administrative expenses due to higher employee related expenses as a result of higher staffing and bonus accruals.
Net loss and Adjusted EBITDA improved for continuing operations for the second quarter of 2017, compared to same quarter in 2016, mainly due to an increase in total volumes sold, higher prices for regular frac sand, and lower production costs on a per ton basis. This was offset by higher selling, general and administrative expenses in the second quarter of 2017 due to higher employee- related expenses for increased staffing levels and bonus accruals.
Discontinued Operations
Emerge Energy completed the sale of its Fuel business on August 31, 2016 and thus did not have any operations for the Fuel business in 2017.
During the three months ended June 30, 2017, Emerge Energy wrote off an estimated $2.7 million of the hydrotreator and pipeline escrow receivables relating to completion delays and cost overruns. This non-cash charge is included in Other expenses in our results of discontinued operations.
Capital Expenditures

For the three months ended June 30, 2017, Emerge Energy’s capital expenditures totaled $2.0 million.  This includes approximately $477 thousand of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its Sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$82,602	$24,825	$157,946	$54,495
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	71,428	38,354	143,739	82,144
Depreciation, depletion and amortization	5,675	4,870	10,331	9,777
Selling, general and administrative expenses	6,850	4,459	12,728	11,234
Contract and project terminations	—	10	—	4,036
Total operating expenses	83,953	47,693	166,798	107,191
Operating income (loss)	(1,351)	(22,868)	(8,852)	(52,696)
Other expense (income):
Interest expense, net	5,082	5,283	8,280	9,877
Other	(3,008)	(2)	(2,317)	(3)
Total other expense	2,074	5,281	5,963	9,874
Income (loss) from continuing operations before provision for income taxes	(3,425)	(28,149)	(14,815)	(62,570)
Provision (benefit) for income taxes	—	1	—	21
Net income (loss) from continuing operations	(3,425)	(28,150)	(14,815)	(62,591)
Income (loss) from discontinued operations, net of taxes	(2,657)	5,253	(2,657)	5,479
Net income (loss)	$(6,082)	$(22,897)	$(17,472)	$(57,112)

Basic and diluted earnings (loss) per unit:
Earnings (loss) per common unit from continuing operations	$(0.11)	$(1.17)	$(0.49)	$(2.59)
Earnings (loss) per common unit from discontinued operations	(0.09)	0.22	(0.09)	0.23
Basic and diluted earnings (loss) per common unit	$(0.20)	$(0.95)	$(0.58)	$(2.36)

Weighted average number of common units outstanding - basic and diluted	30,147,725	24,129,418	30,104,613	24,125,320

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our current Credit Agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following tables reconciles net income (loss) to Adjusted EBITDA for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016:

	Three Months Ended June 30,						Three Months Ended March 31, 2017
	2017	2016	2017	2016	2017	2016

	Continuing		Discontinued		Consolidated (a)		Continuing	Discontinued	Consolidated (a)

	($ in thousands)
Net income (loss)	$(3,425)	$(28,150)	$(2,657)	$5,253	$(6,082)	$(22,897)	$(11,390)	$—	$(11,390)
Interest expense, net	5,082	5,283	—	686	5,082	5,969	3,198	—	3,198
Depreciation, depletion and amortization	5,675	4,870	—	—	5,675	4,870	4,656	—	4,656
Provision for income taxes	—	1	—	5	—	6	—	—	—
EBITDA	7,332	(17,996)	(2,657)	5,944	4,675	(12,052)	(3,536)	—	(3,536)
Equity-based compensation expense	330	(335)	—	131	330	(204)	347	—	347
Contract and project terminations	—	10	—	—	—	10	—	—	—
Reduction in escrow receivable	—	—	2,657	—	2,657	—	—	—	—
Provision for doubtful accounts	—	—	—	38	—	38	—	—	—
Accretion expense	29	30	—	—	29	30	29	—	29
Retirement of assets	66	—	—	67	66	67	(6)	—	(6)
Fuel division selling expenses	—	—	—	679	—	679	—	—	—
Other state and local taxes	456	483	—	89	456	572	424	—	424
Non-cash deferred lease expense	2,329	1,607	—	—	2,329	1,607	1,901	—	1,901
Unrealized loss (gain) on fair value of warrant	(3,008)	—	—	—	(3,008)	—	696	—	696
Other adjustments allowable under our Credit Agreement	—	173	—	—	—	173	213	—	213
Adjusted EBITDA	$7,534	$(16,028)	$—	$6,948	$7,534	$(9,080)	$68	$—	$68

The following tables reconciles net income (loss) to Adjusted EBITDA for the six months ended June 30, 2017 and 2016:

	Continuing		Discontinued		Consolidated (a)
	Six Months Ended June 30,
	2017	2016	2017	2016	2017	2016

	($ in thousands)
Net income (loss)	$(14,815)	$(62,591)	$(2,657)	$5,479	$(17,472)	$(57,112)
Interest expense, net	8,280	9,877	—	1,283	8,280	11,160
Depreciation, depletion and amortization	10,331	9,777	—	2,354	10,331	12,131
Provision for income taxes	—	21	—	11	—	32
EBITDA	3,796	(42,916)	(2,657)	9,127	1,139	(33,789)
Equity-based compensation expense	677	(98)	—	234	677	136
Write-down of sand inventory	—	5,394	—	—	—	5,394
Contract and project terminations	—	4,036	—	—	—	4,036
Reduction in escrow receivable	—	—	2,657	—	2,657	—
Provision for doubtful accounts	—	1,672	—	74	—	1,746
Accretion expense	58	59	—	—	58	59
Retirement of assets	60	—	—	67	60	67
Reduction in force	—	76	—	—	—	76
Fuel division selling expenses	—	—	—	679	—	679
Other state and local taxes	880	952	—	236	880	1,188
Non-cash deferred lease expense	4,230	1,607	—	—	4,230	1,607
Unrealized gain on fair value of warrant	(2,312)	—	—	—	(2,312)	—
Other adjustments allowable under our Credit Agreement	213	208	—	—	213	208
Adjusted EBITDA	$7,602	$(29,010)	$—	$10,417	$7,602	$(18,593)

(a) Consolidated numbers for Interest expense, net, Provision for income taxes, Depreciation, depletion and amortization, Equity-based compensation expense, Provision for doubtful accounts and Loss (gain) on disposal of assets include discontinued operations.

The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three and six months ended June 30, 2017 and 2016, and March 31, 2017:

	Three Months Ended,			Six Months Ended June 30,
	June 30, 2017	March 31, 2017	June 30, 2016	2017	2016

	($ in thousands)

Adjusted EBITDA	$7,534	$68	$(9,080)	$7,602	$(18,593)
Interest expense, net	(3,975)	(2,684)	(4,347)	(6,659)	(8,989)
Income tax expense	(456)	(424)	(578)	(880)	(1,220)
Contract and project terminations - non-cash	—	—	—	—	(25)
Reduction in force	—	—	—	—	(76)
Write-down of sand inventory	—	—	—	—	(5,394)
Other adjustments allowable under our Credit Agreement	—	(213)	(173)	(213)	(208)
Fuel division selling expenses	—		(679)		(679)
Cost to retire assets	19	—	9	19	9
Non-cash deferred lease expense	(2,329)	(1,901)	(1,607)	(4,230)	(1,607)
Change in other operating assets and liabilities	4,973	(7,785)	5,714	(2,812)	23,750
Cash flows from operating activities:	$5,766	$(12,939)	$(10,741)	$(7,173)	$(13,032)

Cash flows from investing activities:	$(22,230)	$(1,392)	$(6,099)	$(23,622)	$(11,012)

Cash flows from financing activities:	$14,554	$16,426	$8,637	$30,980	$6,332

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow:

Three Months Ended June 30, 2017

Net income (loss)	$(6,082)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	5,675
Add non-cash escrow write-down	2,657
Add non-cash deferred lease expense	2,329
Add amortization of deferred financing costs	1,172
Add equity-based compensation, net	330
Add loss on disposal	85
Add accretion expense	29
Less unrealized gain on fair value of interest rate swaps	(65)
Less maintenance capital expenditures	(477)
Less unrealized gain on fair value of warrants	(3,008)
Distributable cash flow	$2,645